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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of Ross Systems, Inc. on Form S-3 of our report dated August 21, 1997 on our audits of the consolidated financial statements and financial statement schedule of Ross Systems, Inc. as of June 30, 1997 and for the years ended June 30, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to our Firm under the caption "Experts."



/s/ PRICEWATERHOUSECOOPERS LLP



PricewaterhouseCoopers LLP
Atlanta, Georgia
April 5, 1999